    EXHIBIT 99.1

OIL STATES ANNOUNCES CONTRACT AWARD FOR
MERLINTM DEEPSEA MINERAL RISER SYSTEM
HOUSTON (September 14, 2023) – Oil States International, Inc. (NYSE: OIS), a global provider of manufactured products and services for the energy, industrial and military sectors, today announced its receipt of a notable contract for its award-winning Merlin™ Deepsea Mineral Riser system. The system will be deployed to harvest critical seabed minerals such as cobalt, manganese, nickel and rare earth elements which are key components in batteries for electric vehicles, solar cells, wind turbines, computers and smartphones.
Oil States has applied more than 40 years of experience as a leader in the design and manufacture of advanced connection systems for deepwater offshore applications to meet the new demands of deepsea mineral harvesting with its OSI Minerals™ division and the Merlin™ Deepsea Mineral Riser system. Deepsea mineral recovery requires expertise in ultra-deepwater environments far away from the closest harbor, as equipment must be durable and reliable for this technically and operationally challenging environment. Oil States is in a unique strategic position to support the cultivation of a stable supply of these important minerals that are required to diversify the world’s energy sources.
Oil States' President and Chief Executive Officer, Cindy B. Taylor, commented, "We are very proud of the industry's recognition of our expertise and the technologies we have developed to enable pathways toward a lower-carbon multi-source energy mix to meet growing global energy demands. We are connecting the energy future by leveraging our rich oil and gas heritage to support the development of additional energy sources while augmenting our core technologies, setting the stage for longer-term growth.”
About Oil States, International, Inc.
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company's manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS."
For more information on the Company, please visit Oil States International's website at www.oilstatesintl.com.
Cautionary Language Concerning Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply and demand for oil and natural gas, fluctuations in the current and future prices of oil and natural gas, the level of exploration, drilling and completion activity, general global economic conditions, the cyclical nature of the oil and natural gas industry, geopolitical tensions, the financial health of our customers, the actions of the Organization of Petroleum Exporting Countries ("OPEC") and other producing nations with respect to crude oil production levels and pricing, the impact of environmental matters, including executive actions and regulatory efforts to adopt environmental or climate change regulations that may result in increased operating costs or reduced oil and natural gas production or demand globally, our ability to access and the cost of capital in the bank and capital markets, our ability to develop new competitive technologies and products, and other factors discussed in the "Business" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and the subsequently filed Quarterly Reports on Form 10-Q and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.
Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.